FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Fourth Quarter and Full Year 2022 Results
- Infrastructure: DBM Global finishes year strong; achieves 37% revenue growth for 2022 -
- Life Sciences: MediBeacon completed enrollment of both U.S. and China Pivotal Studies -
- Spectrum: Broadcasting added contracts with three major networks and launched new programming -
- Company meets Continued Listing Standards from NYSE -
NEW YORK, March 14, 2023 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the fourth quarter and fiscal year ended December 31, 2022.
Financial Summary

(in millions, except per share amounts)	Three Months Ended December 31,			Years Ended December 31,
	2022	2021	Increase / (Decrease)	2022	2021	Increase / (Decrease)
Revenue	$409.3	$394.8	3.7%	$1,637.3	$1,205.2	35.9%
Net loss attributable to common stockholders	$(7.0)	$(5.2)	(34.6)%	$(40.8)	$(229.7)	82.2%
Diluted loss per share - Net loss attributable to common stockholders	$(0.09)	$(0.07)	(28.6)%	$(0.53)	$(2.98)	82.2%
Total Adjusted EBITDA(1)(2)	$28.1	$22.1	27.1%	$68.1	$43.9	55.1%

(1) Reconciliation of GAAP to Non-GAAP measures follows
(2) Note that Total Adjusted EBITDA excludes results for discontinued operations

Commentary
“INNOVATE concluded the year on a strong note and achieved record financial results in 2022 for both the top line and Adjusted EBITDA," said Avie Glazer, Chairman of INNOVATE. “INNOVATE's Infrastructure segment executed on its strong backlog in 2022, delivering $1.6 billion in revenue, growing 37% year-over-year. At Life Sciences, MediBeacon completed enrollment of its Pivotal Studies. Additionally, Spectrum delivered another year of four quarters of positive Adjusted EBITDA and exited the year with solid momentum. Across our business segments, we plan to build on this year's success and are well positioned to drive future growth in 2023."

“We delivered significant year-over-year growth in 2022. Full year 2022 revenue and Adjusted EBITDA grew 36% and 55%, respectively,” said Wayne Barr, Jr., Chief Executive Officer of INNOVATE. “DBM Global drove the strength in financial results with record revenue and Adjusted EBITDA margins surpassing 6% for the full year. We continue to make progress in Life Sciences as MediBeacon achieved a key milestone by completing enrollment of both their U.S. and China Pivotal Studies. At Spectrum, the actions implemented last quarter have repositioned our Broadcasting segment with a runway for improved profitability in 2023. We have been sharply focused on executing upon our strategic initiatives and those efforts have translated into strong financial and operational results. We remain focused on continuing to perform, delivering results and creating more value for all of our stakeholders in 2023.”

Fourth Quarter 2022 Highlights and Recent Highlights
•The Company achieved Revenue and Adjusted EBITDA growth of 3.7% and 27.1%, respectively.
•Closed the sale of the remaining 19% interest in HMN International Co. Ltd., formerly known as Huawei Marine Networks Co. (“HMN”), to subsidiaries and an affiliate of Hengtong Optic-Electric Co Ltd.

Infrastructure
•DBM Global Inc. ("DBM Global") achieved strong revenue in the fourth quarter, driven by large projects completed in the quarter and sustained demand in the commercial steel fabrication and erection markets.
•For the fourth quarter of 2022, DBM Global reported revenue of $397.3 million, an increase of 3.6% compared to $383.4 million in the prior year quarter. Net Income was $5.9 million, compared to $8.6 million for the prior year quarter. Adjusted EBITDA increased to $32.7 million from $28.8 million in the prior year quarter.
•DBM Global grew Adjusted EBITDA margin to 8.2% in the fourth quarter, an expansion of 70 basis points year-over-year and 150 basis points from last quarter. Adjusted EBITDA margin benefited from larger projects completed in the fourth quarter.
•DBM Global’s reported backlog increased to $1.8 billion as of December 31, 2022, up from $1.6 billion as of December 31, 2021. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $1.8 billion at the end of the fourth quarter of 2022, compared with $1.9 billion as of December 31, 2021.

Life Sciences
•R2 Technologies, Inc. ("R2") has now shipped 230 GLACIAL devices globally.
•R2 has experienced strong top line growth over the past few consecutive quarters.
•MediBeacon Inc.'s ("MediBeacon") completed enrollment of Transdermal GFR Measurement System ("TGFR") FDA Pivotal Studies in U.S. and China.

Spectrum
•Broadcasting owns and operates 251 stations that cover 107 designated market areas (DMAs).
•Added new contracts with three major networks at year-end that will contribute more gross margin than the Azteca network’s prior year contribution.
•Successful initial experiment using our LPTV spectrum in Fort Wayne, IN.
•For the fourth quarter of 2022, Broadcasting reported revenue of $10.7 million, consistent with $10.7 million in the prior year quarter. Offsetting drivers included a decrease in advertising revenues at the Azteca network driven by a decreased footprint and declines in paid programming, and an offsetting increase in station revenues as they launched new customers and grew the number of its operating stations.
•For the fourth quarter of 2022, Broadcasting reported Net Loss of $2.8 million compared to $3.3 million in the prior year quarter. Adjusted EBITDA was $2.5 million, compared to Adjusted EBITDA of $1.6 million in the prior year quarter.

Fourth Quarter Financial Highlights
•Revenue: For the fourth quarter of 2022, INNOVATE's consolidated revenue was $409.3 million, an increase of 3.7% compared to $394.8 million for the prior year quarter. The increase in revenue was primarily due to contributions from the Company’s Infrastructure segment.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Years Ended December 31,
	2022	2021	Increase / (Decrease)	2022	2021	Increase / (Decrease)
Infrastructure	$397.3	$383.4	$13.9	$1,594.3	$1,159.7	$434.6
Life Sciences	1.3	0.7	0.6	4.3	3.5	0.8
Spectrum	10.7	10.7	—	38.7	42.0	(3.3)
Consolidated INNOVATE	$409.3	$394.8	$14.5	$1,637.3	$1,205.2	$432.1

•Net Loss: For the fourth quarter of 2022, INNOVATE reported a Net Loss attributable to common stock and participating preferred stockholders of $7.0 million, or $0.09 per fully diluted share, compared to a Net Loss of $5.2 million, or $0.07 per fully diluted share, for the prior year quarter. The increase was primarily attributable to the Infrastructure segment driven by an increase in selling, general and administrative (“SG&A”) expense resulting from an internal operational restructuring project and other streamlining activities in the current year, which was partially offset by an increase in gross margin at the Infrastructure segment. The increase was also attributable to a decrease in the equity investment in HMN Technologies., Ltd. (“HMN”) as it produced lower income than in the comparable period, which is generally driven by the timing of project work. The increase in loss was partially offset by the Life Science segment driven by a decrease in equity method losses recorded for Pansend's investment in MediBeacon, as well as R2 driven by a decrease in R&D expense and increase in revenue driven by an increase in Glacial SPA consumable sales. Pansend's net carrying amount of its investment in MediBeacon was reduced to zero in the current year, as losses incurred exceeded Pansend's net basis in MediBeacon, resulting in fewer losses recognized than in the comparable period. MediBeacon experienced increased expenses as it performed its US Pivotal Study of the TGFR in 2022 to study the viability of real-time, direct monitoring of kidney function.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Years Ended December 31,
	2022	2021	Increase / (Decrease)	2022	2021	Increase / (Decrease)
Infrastructure	$5.9	$8.6	$(2.7)	$29.2	$16.9	$12.3
Life Sciences	(4.3)	(6.2)	1.9	(19.2)	(19.8)	0.6
Spectrum	(2.8)	(3.3)	0.5	(13.3)	(12.9)	(0.4)
Non-operating corporate	(4.9)	(6.2)	1.3	(35.3)	(64.2)	28.9
Other and eliminations	0.4	2.4	(2.0)	2.7	2.4	0.3
Net loss attributable to INNOVATE Corp., excluding discontinued operations	$(5.7)	$(4.7)	$(1.0)	$(35.9)	$(77.6)	$41.7
Net loss from discontinued operations	—	—	—	—	(149.9)	149.9
Net loss attributable to INNOVATE Corp.	$(5.7)	$(4.7)	(1.0)	(35.9)	(227.5)	191.6
Less: Preferred dividends and deemed dividends from conversions	1.3	0.5	0.8	4.9	2.2	2.7
Net loss attributable to common stockholders	$(7.0)	$(5.2)	$(1.8)	$(40.8)	$(229.7)	$188.9

•Adjusted EBITDA: For the fourth quarter of 2022, Total Adjusted EBITDA, which excludes discontinued operations, was $28.1 million, compared to Total Adjusted EBITDA of $22.1 million for the prior year quarter. The increase in fourth quarter Adjusted EBITDA can be attributed to revenue growth and improved margin in the Infrastructure Segment. Also contributing to the increased EBITDA is a decrease in equity method losses recorded for Pansend's investment in MediBeacon. Pansend's net carrying amount of its investment in MediBeacon was reduced to zero in the current year, as losses incurred exceeded Pansend's net basis in MediBeacon, resulting in fewer losses recognized than in the comparable period. The increase in Adjusted EBITDA was partially offset by a decrease in income from the equity investment in HMN, which is generally driven by the timing of project work.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended December 31,			Years Ended December 31,
	2022	2021	Increase / (Decrease)	2022	2021	Increase/(Decrease)
Infrastructure	$32.7	$28.8	$3.9	$101.7	$78.4	$23.3
Life Sciences	(4.5)	(8.2)	3.7	(25.4)	(27.6)	2.2
Spectrum	2.5	1.6	0.9	4.5	6.9	(2.4)
Non-operating corporate	(3.7)	(4.5)	0.8	(16.7)	(18.0)	1.3
Other and eliminations	1.1	4.4	(3.3)	4.0	4.2	(0.2)
Total Adjusted EBITDA	$28.1	$22.1	$6.0	$68.1	$43.9	$24.2

•Balance Sheet: As of December 31, 2022, INNOVATE had cash and cash equivalents, excluding restricted cash, of $80.4 million compared to $45.5 million as of December 31, 2021. On a stand-alone basis, as of December 31, 2022, the Non-operating Corporate segment had cash and cash equivalents of $9.1 million compared to $22.0 million at December 31, 2021.

New York Stock Exchange Continued Listing Standards Notice
As previously disclosed, on October 27, 2022, INNOVATE Corp. received a written notice from the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual (“Section 802.01C”), as the average closing price of the Company’s common stock (the “Common Stock”) was less than $1.00 per share over a 30 consecutive trading-day period. On January 3, 2023, the Company received a written notice from the NYSE that for the 30 trading days ending December 30, 2022, the average closing price of the Common Stock was above the $1.00 minimum requirement, and the Company was in compliance with Section 802.01C.

Conference Call
INNOVATE will host a live conference call to discuss its fourth quarter 2022 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com, to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-877-704-4453 (Domestic Toll Free) / 1-201-389-0920 (Toll/International)
–Participant Entry Number: 13736110
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 13736110
*Available approximately two hours after the end of the conference call through March 28, 2023.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,800 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations) and Adjusted EBITDA for its operating segments.

Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our previous Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for discontinued operations; depreciation and amortization; Other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; loss on extinguishment of debt; income tax expense (benefit); noncontrolling interest; share-based compensation expense; restructuring and exit costs; non-recurring items; costs associated with the COVID-19 pandemic; and acquisition and disposition costs.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this presentation include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth, the prices of INNOVATE’s securities and the achievement of INNOVATE’s strategic objectives, expectations for realization of revenue from the backlog at DBM Global and the sales pipeline in the Spectrum segment, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; the impact on our business and financial condition of our substantial indebtedness and the significant additional indebtedness and other financing obligations we may incur; the effect of the novel coronavirus (“COVID-19”) pandemic and related governmental responses on our business, financial condition and results of operations; our dependence on key personnel; volatility in the trading price of our common stock the impact of recent supply chain disruptions, labor shortages and increases in overall price levels, including in transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisition, holding and disposition of target companies and assets; our ability to remain in compliance with the listing standards of the New York Stock Exchange; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; the possibility of indemnification claims arising out of divestitures of businesses; and our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenue	$409.3	$394.8	$1,637.3	$1,205.2
Cost of revenue	346.4	333.1	1,415.9	1,021.5
Gross profit	62.9	61.7	221.4	183.7
Operating expenses:
Selling, general and administrative	49.8	47.4	180.1	168.3
Depreciation and amortization	6.6	7.8	27.2	25.4
Other operating (income) loss	—	(0.4)	0.7	0.6
Income (loss) from operations	6.5	6.9	13.4	(10.6)
Other (expense) income:
Interest expense	(13.6)	(12.5)	(52.0)	(59.1)
Loss on extinguishment of debt	—	—	—	(12.5)
Income (loss) from equity investees	0.8	2.0	(1.3)	(2.8)
Other (expense) income, net	(1.7)	(0.1)	(1.2)	4.3
Loss from continuing operations before income taxes	(8.0)	(3.7)	(41.1)	(80.7)
Income tax benefit (expense)	0.7	(1.8)	(0.9)	(5.6)
Loss from continuing operations	(7.3)	(5.5)	(42.0)	(86.3)
Loss from discontinued operations (including net loss on disposal of $159.9 million for the year ended December 31, 2021)	—	—	—	(149.9)
Net loss	(7.3)	(5.5)	(42.0)	(236.2)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	1.6	0.8	6.1	8.7
Net loss attributable to INNOVATE Corp.	(5.7)	(4.7)	(35.9)	(227.5)
Less: Preferred dividends and deemed dividends from conversions	1.3	0.5	4.9	2.2
Net loss attributable to common stockholders	$(7.0)	$(5.2)	$(40.8)	$(229.7)

Loss per common share - continuing operations - basic and diluted	$(0.09)	$(0.07)	$(0.53)	$(1.05)
Loss per common share - discontinued operations - basic and diluted	$—	$—	$—	$(1.93)
Loss per share - basic and diluted	$(0.09)	$(0.07)	$(0.53)	$(2.98)

Weighted average common shares outstanding - basic and diluted	77.6	77.3	77.5	77.1

(1) The financial statements for the years ended December 31, 2022 and 2021 are derived from the audited financial statements.

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEET(1)
(in millions, except share amounts)

	December 31, 2022	December 31, 2021

Assets
Current assets
Cash and cash equivalents	$80.4	$45.5
Accounts receivable, net	254.9	247.1
Contract assets	165.1	118.6
Inventory	18.9	17.0
Restricted cash	0.3	2.0
Assets held for sale	—	1.5
Other current assets	16.8	10.9
Total current assets	536.4	442.6
Investments	59.5	56.0
Deferred tax asset	1.7	3.0
Property, plant and equipment, net	165.0	169.9
Goodwill	127.1	127.4
Intangibles, net	190.1	208.4
Other assets	71.9	73.3
Total assets	$1,151.7	$1,080.6

Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$202.5	$179.2
Accrued liabilities	65.4	93.4
Current portion of debt obligations	30.6	69.5
Contract liabilities	98.6	79.1
Other current liabilities	20.1	18.3
Total current liabilities	417.2	439.5
Deferred tax liability	9.1	9.1
Debt obligations	683.8	556.8
Other liabilities	71.2	63.3
Total liabilities	1,181.3	1,068.7
Commitments and contingencies
Temporary equity
Preferred stock	17.6	18.8
Redeemable noncontrolling interest	43.4	49.3
Total temporary equity	61.0	68.1
Stockholders’ deficit
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 as of both December 31, 2022 and 2021
Shares issued: 80,216,028 and 79,225,964 as of December 31, 2022 and 2021, respectively
Shares outstanding: 78,787,768 and 77,836,748 as of December 31, 2022 and 2021, respectively
Additional paid-in capital	330.1	330.6
Treasury stock, at cost: 1,428,260 and 1,389,216 shares as of December 31, 2022 and 2021, respectively	(5.3)	(5.2)
Accumulated deficit	(452.1)	(416.2)
Accumulated other comprehensive income	5.9	6.4
Total INNOVATE Corp. stockholders’ deficit	(121.3)	(84.3)
Noncontrolling interest	30.7	28.1
Total stockholders’ deficit	(90.6)	(56.2)
Total liabilities, temporary equity and stockholders’ deficit	$1,151.7	$1,080.6

(1) The financial statements for the years ended December 31, 2022 and 2021 are derived from the audited financial statements.

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended December 31, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Elimination	INNOVATE
Net income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$5.9	$(4.3)	$(2.8)	$(4.9)	$0.4	$(5.7)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	5.1	0.1	1.4	—	—	6.6
Depreciation and amortization (included in cost of revenue)	3.8	—	—	—	—	3.8
Interest expense	3.1	0.6	1.3	8.6	—	13.6
Other (income) expense, net	0.9	0.8	2.1	(1.9)	(0.2)	1.7
Income tax expense (benefit)	5.1	—	(0.1)	(6.4)	0.7	(0.7)
Noncontrolling interest	0.5	(1.9)	(0.4)	—	0.2	(1.6)
Share-based compensation expense	—	0.2	—	0.5	—	0.7
Restructuring and exit costs	6.4	—	0.7	—	—	7.1
Acquisition and disposition costs	1.9	—	0.3	0.4	—	2.6
Adjusted EBITDA	$32.7	$(4.5)	$2.5	$(3.7)	$1.1	$28.1

(in millions)	Three Months Ended December 31, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Elimination	INNOVATE
Net income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$8.6	$(6.2)	$(3.3)	$(6.2)	$2.4	$(4.7)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	6.0	0.1	1.7	—	—	7.8
Depreciation and amortization (included in cost of revenue)	3.8	—	—	—	—	3.8
Other operating (income) loss	0.3	—	(0.7)	—	—	(0.4)
Interest expense	2.2	—	2.1	8.2	—	12.5
Other (income) expense, net	0.2	—	1.6	(1.7)	—	0.1
Income tax expense (benefit)	6.4	—	0.3	(5.8)	0.9	1.8
Noncontrolling interest	0.9	(2.2)	(0.4)	—	0.9	(0.8)
Share-based compensation expense	—	0.1	—	0.6	—	0.7
Nonrecurring Items	0.2	—	—	—	—	0.2
COVID-19 Costs	0.3	—	—	—	—	0.3
Acquisition and disposition costs	(0.1)	—	0.3	0.4	0.2	0.8
Adjusted EBITDA	$28.8	$(8.2)	$1.6	$(4.5)	$4.4	$22.1

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Year Ended December 31, 2022
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$29.2	$(19.2)	$(13.3)	$(35.3)	$2.7	$(35.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	21.0	0.3	5.8	0.1	—	27.2
Depreciation and amortization (included in cost of revenue)	15.0	—	—	—	—	15.0
Other operating (income) loss	(0.6)	—	1.3	—	—	0.7
Interest expense	10.1	0.8	7.4	33.7	—	52.0
Other (income) expense, net	(1.0)	0.4	3.9	(1.9)	(0.2)	1.2
Income tax expense (benefit)	16.5	—	(0.1)	(16.2)	0.7	0.9
Noncontrolling interest	2.8	(8.2)	(1.9)	—	1.2	(6.1)
Share-based compensation expense	—	0.5	—	1.9	—	2.4
Restructuring and exit costs	6.5	—	0.7	—	—	7.2
Acquisition and disposition costs	2.2	—	0.7	1.0	(0.4)	3.5
Adjusted EBITDA	$101.7	$(25.4)	$4.5	$(16.7)	$4.0	$68.1

(in millions)	Year Ended December 31, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net loss attributable to INNOVATE Corp.						$(227.5)
Less: Discontinued operations						(149.9)
Net income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$16.9	$(19.8)	$(12.9)	$(64.2)	$2.4	$(77.6)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	19.1	0.2	6.0	0.1	—	25.4
Depreciation and amortization (included in cost of revenue)	12.2	—	—	—	—	12.2
Other operating loss	0.4	—	0.2	—	—	0.6
Interest expense	8.5	—	9.2	41.4	—	59.1
Other (income) expense, net	(4.0)	—	3.9	(4.2)	—	(4.3)
Loss on extinguishment of debt	1.5	—	1.0	10.0	—	12.5
Income tax expense (benefit)	10.5	—	0.3	(6.1)	0.9	5.6
Noncontrolling interest	1.8	(8.2)	(2.3)	—	—	(8.7)
Share-based compensation expense	—	0.2	0.6	1.6	—	2.4
Nonrecurring items	0.5	—	—	0.5	—	1.0
COVID-19 costs	8.6	—	—	—	—	8.6
Acquisition and disposition costs	2.4	—	0.9	2.9	0.9	7.1
Adjusted EBITDA	$78.4	$(27.6)	$6.9	$(18.0)	$4.2	$43.9